UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 22, 2026

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2026, NVE Corporation (the “Company”) announced that Daniel A. Baker, Ph.D., age 68, will retire as President and Chief Executive Officer effective at the Company’s Annual Shareholders’ meeting on August 6, 2026. Pending shareholder approval, Dr. Baker will remain on the Board of Directors as Chairman of the Board. The Board of Directors appointed Peter G. Eames, age 50, currently serving as Vice President of Advanced Technology, as President and Chief Executive Officer effective at that time. He was also nominated to the Company’s Board of Directors.

Dr. Eames has served as Vice President of Advanced Technology since 2016. Prior to that role, he served as Director of Advanced Technology, as a program manager, and as a research scientist. There are no family relationships between Dr. Eames and any director or executive officer of the Company, and there are no arrangements or understandings between Dr. Eames and any other persons pursuant to which he was appointed as an officer of the Company. There are no transactions involving Dr. Eames requiring disclosure under Item 404(a) of Regulation S-K.

Current Chairman Terence W. Glarner, age 83, was nominated to remain on the Board.

Additionally, the Board nominated Caroyln W. Valentine to its Board of Directors. If elected by shareholders, she will join the Compensation and Nominating/Corporate Governance Committees. Ms. Valentine, age 58, is President of Grason-Stadler, a Demant Company. Demant is a publicly traded hearing healthcare and audio technology group, and GSI is a world leader in audiology equipment. There are no arrangements or understandings between Ms. Valentine and any other persons pursuant to which she was nominated. There are no transactions involving Ms. Valentine requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with our standard practice, if elected or reelected, each non-employee director will be automatically granted an immediately vested nonqualified option to purchase 1,000 shares, as described in the Company’s most recent proxy statement. Dr. Baker will not receive such an option if he is reelected.

Directors are indemnified as required under Minnesota Statutes Section 302A.521.

In connection with his appointment as President and Chief Executive Officer, the Compensation Committee approved an annual base salary for Dr. Eames of $260,000 per year, and a performance-based compensation plan of 0.3% of fiscal 2027 income from operations plus 2% of the increase in income from operations in fiscal 2027 compared to fiscal 2026.

Item 8.01. Other Events.

On June 22, 2026 the Company issued a press release announcing the leadership change and board nominations described above. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date June 22, 2026	NVE CORPORATION (Registrant) /s/ DANIEL A. Baker Daniel A. Baker President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit #	Description
99	NVE Corporation press release dated June 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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